UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2012

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

429 Post Road, Buchanan, Michigan 49107

(Address of principal executive offices)

(269) 695-2700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 16, 2012, the Board of Directors of XPO Logistics, Inc. (the “Company”) approved and adopted a new Senior Officer Code of Business Conduct and Ethics (the “Code”), which constitutes the Company’s “code of ethics” as contemplated in Item 406(b) of Regulation S-K. The Code replaces the Company’s prior Code of Ethics for Senior Financial Officers in its entirety. The principal amendments reflected in the Code include the following:

1.	The revised Code applies to a broader group of senior officers of the Company;

2.	The revised Code contains a comprehensive “Conflicts of Interest” section that is applicable to senior officers; and

3.	Disclosures and requests for waivers under the revised Code must be submitted in writing, and waivers will be granted only in writing.

The Code, as revised, also contains other non-substantive changes. Notwithstanding the foregoing changes, the overriding ethical principles underlying each provision of the Company’s prior Code of Ethics for Senior Financial Officers remain substantively unchanged.

The Code, as revised, took effect upon adoption by the Board of Directors of the Company and did not result in any waiver, explicit or implicit, of any provision of the Company’s prior Code of Ethics for Senior Financial Officers.

The foregoing description of the amendments reflected in the Code is qualified in its entirety by reference to the full text of the Code, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Code can be obtained from the “Investor Relations” section of the Company’s website at http://www.xpologistics.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

14.1	XPO Logistics, Inc. Senior Officer Code of Business Conduct and Ethics, as adopted on January 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2012	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

14.1	XPO Logistics, Inc. Senior Officer Code of Business Conduct and Ethics, as adopted on January 16, 2012